EXHIBIT 5.1


                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]



                                 April 17, 1998



Nanogen, Inc.
10398 Pacific Center Court
San Diego, CA 92121

     Re:   Registration Statement on Form S-8


Gentlemen:

           With reference to the Registration Statement on Form S-8 to be filed by Nanogen, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to an aggregate of 1,514,525 shares of the Company's Common Stock issuable pursuant to the Nanogen, Inc. 1993 Stock Option Plan ("1993 Plan"), 1995 Stock Option/Issuance Plan ("1995 Plan") and 1997 Stock Incentive Plan ("1997 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1993 Plan, 1995 Plan or 1997 Plan, as applicable, will be legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,

                                              /s/ Pillsbury Madison & Sutro LLP